                        TERMINATION AND BUY-OUT AGREEMENT
                        ---------------------------------

        THIS TERMINATION AND BUY-OUT AGREEMENT ("Agreement") is entered into effective as of the 1st day of June, 1998, by and between SHOPPING.COM, INC., a California corporation (formerly known as the Shopper's Source, Inc.) (the "Company") and ROBERT J. MC NULTY (an "Individual").

        WHEREAS, the parties entered into the Employment Agreement effective as of May 1, 1997, a copy of which is attached hereto as Exhibit "A", and incorporated herein by this reference ("Original Agreement"), under which Executive was employed as the Chief Executive Officer and President of the Company;

        WHEREAS, the Company and Executive now desire to terminate the Original Agreement under the terms and conditions as hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Termination. The parties hereby agree that the Original Agreement is terminated effective as of June 1, 1998 ("Effective Date").

        2. Payment of Wages. Executive represents and agrees that he has received all sums owed to him by the Company, including but not limited to wages, earned but unused vacation pay, and any other payments and/or benefits to which he is entitled under the Original Agreement through the Effective Date, and otherwise under Company policy, and/or California law.

        3. Cash Consideration. In consideration for agreeing to terminate the original agreement under the terms hereof, Executive shall receive a total of Five Hundred Thousand Dollars ($500,000) in cash ("Cash Consideration"), payable under the following schedule: $100,000 on or before July 31, 1998; and $50,000 on or before the last day of each succeeding fiscal quarter of the Company, beginning October 31, 1998, until the Cash Consideration is fully paid. Notwithstanding the foregoing, in the event the number of members of the Board of Directors of the Company equal to a majority of the Board as of the Effective Date hereof are replaced by other members, Executive shall have the option of accelerating any remaining payments of Cash Consideration due under this Section 3, to be paid in a lump sum, upon thirty (30) days written notice to the Company.

        On the Effective Date, Executive shall cease to be an employee of Company for all purposes, including but not limited to California employment and labor laws, and California and Federal tax purposes. All Cash Consideration paid under this Agreement is agreed to be paid under the terms of this Contract, and is not paid to Executive as an employee of the Company. Therefore, Company shall not be obligated to, and shall not, withhold any amounts from the Cash Consideration for payment of employment or withholding taxes, and Executive is solely responsible for all taxes which may be due as a result of payment of the Cash Consideration.

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        4. Stock Options. As additional consideration under this Agreement,
Executive shall be granted the option to purchase One Hundred Fifty Thousand (150,000) shares of the common stock of the Company, commencing on the effective date of this Agreement, and ending five (5) years thereafter, for a purchase price of $16 per share, and otherwise pursuant to the terms of the Stock Option Agreement, a copy of which is attached hereto as Exhibit "B", and incorporated herein by this reference.

        5. Continuing Indemnification of Executive by Company. It is further understood and agreed to between the parties that Executive shall continue to be indemnified for his actions or omissions during the period he was a duly-elected director and officer of the Company, to the fullest extent permitted under California law and as more specifically set forth in Article V of the Company's Articles of Incorporation; and in particular, the Company shall indemnify McNulty as a duly-elected director and officer of the Company with respect to any and all pending lawsuits against him involving his acts or omissions in such capacity or capacities and against any such future lawsuits that may be filed.

        6. Release of Company by Executive. Executive hereby releases and forever discharges Company, its successors, representatives, assigns, agents, transferees, managers, members, principals, employees, servants, and attorneys, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, actions and causes of action of whatsoever kind or nature, whether known or unknown, anticipated or unanticipated, based on, arising out of or in connection with anything whatsoever done, omitted or suffered to be done at any time prior to the date of this Agreement, including but not limited to any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, actions and causes of action of whatsoever kind or nature, whether known or unknown, anticipated or unanticipated, based on, arising out of or in connection with any of the payments due, or matters or facts alleged or set forth in the Original Agreement, the Recitals above, or in any way relating to Executive's employment with the Company.

        7. Release of Executive by Company. Company hereby releases and forever discharges Executive, its heirs, successors, representatives, assigns, agents, transferees, principals, shareholders, employees, servants, and attorneys, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, actions and causes of action of whatsoever kind or nature, whether known or unknown, anticipated or unanticipated, based on arising out of or in connection with anything whatsoever done, omitted or suffered to be done at any time prior to the date of this Agreement, including but not limited to any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, actions and causes of action of whatsoever kind or nature, whether known or unknown, anticipated or unanticipated, based on, arising out of or in connection with any of the matters or facts alleged or set forth in the Original Agreement, the Recitals above, or in any way relating to Executive's employment with the Company.

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        8. Full and Final Release. Each party understands that Section 1542 of the Civil Code of California reads as follows:

        "1542. (Certain claims not affected by general release.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each party hereby expressly waives Section 1542 of the California Civil Code. It is further understood and agreed that this full and final release is intended to cover and does cover all and any future damages described or arising out of the facts alleged in the lawsuit referenced in the Recitals of this Agreement not known, or which may later develop, or be discovered, including the effects or consequences thereof and including all causes of action therefor.

        9. Ownership of Claims. The parties to this Agreement warrant and represent that they are the only persons or entities which have any interest in any of the matters herein compromised or released, and that none of such claims, causes of action, costs or demands, or any part thereof, have been assigned, granted or transferred in any way to any other person.

        10. Definitions. Unless otherwise defined herein, certain definitions used in this Agreement have the same meaning set forth for such terms in the Original Agreement.

        11. Governing Law. It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California, without giving effect to principles of conflict of laws. The parties hereto agree that the California courts shall have jurisdiction over matters arising relating to this Agreement, and that the venue for any such actions shall be Orange County, California.

        12. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or enforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

        13. Entire Agreement. This Agreement contains the entire agreement and understanding by and among the parties hereto with respect to the subject matter hereof, and no representations, promises, agreements, or understandings, written or oral, not herein contained shall be of any force or effect.

        14. Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege

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hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        15. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions hereof.

        16. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        17. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered, return receipt requested, or otherwise actually delivered to the addresses set forth on the signature page hereof or at such address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date delivered or as of the date mailed, as the case may be.

        18. Attorneys' Fees. If legal action is instituted by any party to enforce the terms of this Agreement, the prevailing party in such action or proceedings shall be entitled to reasonable attorneys' fees and costs of such action in addition to any other award, including any such costs of appeal.

        19. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        20. Representation by Counsel. Each party hereby agrees and acknowledges that (i) he and it has had the opportunity to consult with independent legal, tax and financial counsel of each party's choice, in order to be advised with respect to the effect of this Agreement.

        21. Construction. Any issues with respect to construction or interpretation of this Agreement are to be resolved without resort to the presumption that any ambiguities in this Agreement should be construed against the drafter.

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        IN WITNESS WHEREOF, the Company and Executive have executed this
Agreement, effective as of the day and first above written.

ADDRESSES:                                         COMPANY:
----------                                         --------
21014 E. Coast Highway                             SHOPPING.COM
Garden Level                                       a California Corporation
Corona Del Mar, CA 92625


Dated:  6-1-98                                     By:    /s/ Frank W. Denny
        ----------------                                  ------------------------------
                                                          Frank W. Denny, Chairman of the Board
                                                          and Compensation Committee Member


Dated:  6-1-98                                     By:    /s/ Edward Bradley
        ----------------                                  ------------------------------
                                                          Edward Bradley, Compensation
                                                          Committee Member and Director


Dated:  6-1-98                                     By:    /s/ Kristine E. Webster
        ----------------                                  ------------------------------
                                                          Kristine E. Webster, Secretary


2401 Bayshore Drive                                EXECUTIVE:
Newport Beach, California 92663                    ---------

Dated: 5-29-98                                     /s/ Robert J. McNulty
       -----------------                           ---------------------------------
                                                   Robert J. McNulty, an individual

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